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                                                                  Exhibit 10.16

                          QUALITY CARE SOLUTIONS, INC.

                                LICENSE AGREEMENT


This Agreement is made and entered into by and between Quality Care Solutions, Inc, a Nevada corporation with its principal place of business at 5030 E. Sunrise Drive, Phoenix, AZ 85044 (hereinafter referred to as "QCSI"), and Synertech Health System Solutions, Inc., a Pennsylvania corporation with its principal place of business at 2400 Thea Drive, Harrisburg, Pennsylvania 17110 (hereinafter referred to as "SYNERTECH").

WHEREAS, QCSI has developed and owns a suite of medical and dental insurance related software products and services; and

WHEREAS, SYNERTECH provides administrative and information technology services to medical and dental payor clients and desires to contract with QCSI to license certain of QCSI's software products and receive related services; and

NOW, THEREFORE, in consideration of the mutual covenants, promises and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

I.       DEFINITIONS

         1.1      ADVANCE PAYMENT has the meaning set forth in Exhibit A.

         1.2 AFFILIATE means an entity that controls, is controlled by, or is under common control with, the entity in question.

         1.3 AGGREGATE MINIMUM LICENSE AND SUPPORT FEE means the total of all Minimum Monthly Payments payable by SYNERTECH during the first five (5) years of the term of this Agreement.

         1.4 AGREEMENT means this agreement, including all Exhibits and Schedules, and all amendments and modifications hereto and thereto.

         1.5 ANOMALY means the failure of a Product to perform in accordance with the related Documentation.

         1.6 aQDEN MEMBER means an individual who is provided health care coverage by a Customer, which coverage is administered, in whole or in part, by SYNERTECH or such Customer using the aQDEN software product.

         1.7 CARVE-OUT MEMBERS means those individuals who are provided health care coverage by a Customer, with respect to which coverage only a definitive ancillary, specialty or administrative service (such as cardiology, radiology, behavioral health, re-pricing) is administered, in whole or in part, by SYNERTECH or such Customer using one or more of the Products. "Carve-Out Members" will include all individuals being provided such health care coverage by a Customer, whether or not such individuals actually avail themselves of such coverage.

         1.8 COMBINATION MEMBER means an individual who is provided health care coverage by a Customer, which coverage is administered, in whole or in part, by SYNERTECH or such Customer using both the QMACS and the aQDEN software products.

         1.9 CUSTOMER or CUSTOMERS means any or all Turnkey Customers or Service Bureau Customers.

         1.10 CUSTOMER CONTRACT means either (1) an agreement between SYNERTECH and a Customer pursuant to which SYNERTECH provides application hosting, patch application and testing, claims processing or other administrative support services to such Customer using one or more Products, or (2) a Sub-License.

         1.11 DERIVATIVE WORKS means any work based upon one or more preexisting works of QCSI, such any other form in which a work has been recast, transformed, modified or adapted, or any work consisting of editorial revisions, annotations, elaborations, or other modifications which, as a whole, represent an "original work of authorship" as that phrase is defined by the United States Copyright Act.

         1.12 DOCUMENTATION means user guides, operating manuals and specifications, whether in print or machine-readable media, relating to the Software.

         1.13 EFFECTIVE DATE means the date this Agreement is fully executed by both parties.

         1.14     ENHANCEMENTS has the meaning set forth in Section 3.2.

         1.15     ESCROW AGENT has the meaning set forth in Section 3.5.

         1.16 EXISTING CUSTOMER means (a) an entity that has an agreement with SYNERTECH as of the Effective Date, and (b) any organization, or customer of such organization, acquired by SYNERTECH or any of its Affiliates on or after the Effective Date. All Existing Customers as of the Effective Date are set forth in Exhibit D, as may be amended from time to time in accordance with clause (b) of the preceding sentence.


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         1.17     INITIAL REFERENCE DATA has the meaning set forth in Section
                  3.4.

         1.18     LICENSE AND SUPPORT FEE has the meaning set forth in Exhibit
                  A.

         1.19 MEMBER or MEMBERS means any or all QMACS Members, aQDEN Members, Combination Members, and Carve-Out Members whose coverage is in effect at or during the time in question.

         1.20     MINIMUM MONTHLY PAYMENT has the meaning set forth in Exhibit
                  A.

         1.21 NEW SOFTWARE means new executable code, including beta versions of New Software, which provides significantly new functions or a family of functions which is functionally unrelated to the functionality of Products.

         1.22     PMPM FEE means a per member per month fee.

         1.23 PRIOR RELATIONSHIP between QCSI and an entity exists if, within the twelve (12) month period immediately prior to a SYNERTECH Referral, QCSI has: (i) sent to such entity a written response to a Request for Proposal or Request for Information, or (ii) completed a demonstration of a Product to such entity and a Prior Relationship between SYNERTECH and an entity exists if, within the twelve (12) month period immediately prior to a QCSI Referral, SYNERTECH has; (i) sent to such entity a written response to a Request for Proposal or Request for Information, or (ii) completed a demonstration of a Product or of its service bureau services to such entity.

         1.24 PRODUCTS means those computer software products known as (a) QMACS, (b) aQDEN, and (c) web enabled components when released and made generally available by QCSI (anticipated to be Version 5 when generally available to QCSI clients). Each "Product" is comprised of Software and Documentation including ability to perform electronic data interchange. "Product" includes any and all enhancements, bug fixes and updates (excluding New Software) to the Software or the Documentation that are released by QCSI during the term of this Agreement.

         1.25 QMACS MEMBER means an individual who is provided health care coverage by a Customer, which coverage is administered, in whole or in part, by SYNERTECH or such Customer using the QMACS software product.

         1.26 REFERENCE SALE means a sale of a Product or other products or services by QCSI, as evidenced by a written, executed agreement between QCSI and a client, which sale results from a SYNERTECH Referral or a sale of service bureau services by Synertech, as evidenced by a written, executed agreement between SYNERTECH and a client, which sale results from a QCSI Referral.

         1.27 SERVICE BUREAU CUSTOMER means an entity for which SYNERTECH provides application hosting, patch application and testing, claims processing or other administrative support services using a Product and which is not granted a Sub-License to use such Product by SYNERTECH.

         1.28 SOFTWARE means the machine readable computer software programs, which comprise the Products.

         1.29 SUB-LICENSE means the license between SYNERTECH and a Customer to use Products as defined herein and provided by Section 3.10 herein.

         1.30 SUPPORT means the services to be provided by QCSI as described and in the manner set forth in Exhibit E.

         1.31     SYNERTECH REFERRAL has the meaning set forth in Section 3.12.

         1.32     SYNERTECH STAFF has the meaning set forth in Section 3.8-1.

         1.33 TERMINATION PAYMENT means an amount equal to the difference between (i) the Aggregate Minimum License and Support Fee, and
                  (ii) the total of all License and Support Fees paid by SYNERTECH as of the date in question.

         1.34 TOTAL MEMBERS means the sum of all Members at or during the time in question.

         1.35 TURNKEY CUSTOMER means an entity to which SYNERTECH grants a Sub-License and which operates, or has a subcontractor other than SYNERTECH operate, such Product(s).

II.      SOFTWARE LICENSE GRANT

         2.1 Grant of License. QCSI hereby grants to SYNERTECH a perpetual, non-exclusive, non-transferable license to use and grant Sub-Licenses ("License"), subject to the terms, conditions, limitations and restrictions as set forth herein. This License grants SYNERTECH the right to:

                  2.1-1 Use the Products for Service Bureau Customers and Existing Customers;


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                  2.1-2    Grant Sub-Licenses to Existing Customers and Service
                           Bureau Customers as provided under Sections 3.10 and 3.11;

                  2.1-3 Copy the Products for the use indicated in Subsections 2.1-1 and 2.1-2 above; such copies shall include QCSI's copyright notices; and

                  2.1-4 Provide Customers with access to view and/or update data in the Products, providing such Customers agree, in writing, to maintain the confidentiality of the Product.

         2.2 Fees. To maintain the License and receive Support hereunder, SYNERTECH shall pay to QCSI the appropriate License and Support Fees. Additional support services requested by SYNERTECH will be charged by QCSI at its then prevailing rates, subject to the provisions of Section 3.13.

         2.3      Confidentiality.

                  2.3-1 QCSI Information. SYNERTECH acknowledges that (a) the Products, (b) all training materials, (c) all plans, prices, configurations, specifications, techniques, algorithms, schemas, screen prints, modification, extraction, extrapolations and processes contained in either (a) or (b), are the property and trade secrets of QCSI and are subject to copyright protections. Any copyright notice appearing on such materials does not imply unrestricted or public access. No duplication, usage, disclosure, or publication of such materials, in whole or in part, for any purpose is permitted, except that which is expressly permitted by this Agreement or other written permission of QCSI. SYNERTECH shall include in all copies made by it, notices of copyright and other proprietary rights included by QCSI in or on the Products. SYNERTECH agrees to safeguard all code against non-licensed use, copying, transfer or inspection by any third party. SYNERTECH shall require all entities (and shall require all entities to require their persons) to whom SYNERTECH has granted authority to save data or who have access to any Product to execute a confidentiality agreement. Such confidentiality agreements will be provided to QCSI upon QCSI's prior written request.

                  2.3-2 SYNERTECH Information. QCSI acknowledges that the business, financial and medical information of SYNERTECH, its Customers and the Members constitute confidential information. QCSI agrees to safeguard such information and prevent any disclosure or use of such information for any purposes whatsoever.

         2.4 Derivative Works. Any Derivative Work created by or on behalf of QCSI and/or SYNERTECH shall be the property of QCSI. QCSI recognizes that SYNERTECH may, from time to time without QCSI's assistance wish to create reports, improvements, additions, or enhancements, to the Products and agrees that such work, which shall not be construed as Derivative Works, shall be owned by SYNERTECH subject to QCSI's right to the underlying Product.

         2.5      Injunctive Relief. Each party agrees that a breach of Section
                  2.3 may cause irreparable harm to the non-breaching party and that such non-breaching party shall be entitled to seek injunctive relief in the event of such breach.

         2.6 Loss or Damage to Product. In case of loss, damage, or destruction of any Product, QCSI will replace it at the written request of SYNERTECH. SYNERTECH shall pay QCSI's reasonable reproduction and delivery expenses for such replacement.

         2.7 Support. QCSI shall provide Support to SYNERTECH in the time and manner set forth in Exhibit E.

III.     MISCELLANEOUS

         3.1 Product Delivery. QCSI will deliver at least one machine-readable copy of the Software. QCSI agrees to provide one (1) hardcopy and one (1) electronic copy of the Documentation to SYNERTECH as such Documentation is published or updated.

         3.2 Product Enhancements. QCSI shall develop and implement those Product enhancements (the "Enhancements") set forth in Exhibit C in accordance with the provisions thereof and of this
                  Section 3.2. Except as set forth in Exhibit C, each party shall be responsible for its own costs and out of pocket expenses incurred in the development of the Enhancements. In the event any of the delivery dates set forth in Exhibit C are not met, SYNERTECH shall have the right to terminate this Agreement immediately and receive a full refund of all amounts paid to QCSI hereunder.

         3.3 Standard Reports. QCSI will deliver a set of standard reports with the Products. SYNERTECH acknowledges that third-party report writing software tools are required to create new reports or modify QCSI's standard reports. The license fee, support and training costs for any third-party report writing tools are not included in the License and Support Fee and must be acquired separately. SYNERTECH acknowledges that QCSI's standard reports are templates and examples of reports QCSI has developed for non-specific use. SYNERTECH acknowledges that it is responsible for the design, development and production of its own reports, documents, letters and identification cards to be used in conjunction with the Products.


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         3.4      Reference Data. QCSI will provide to SYNERTECH such reference data as may be required to configure and test the Products, together with the data table structure and interface method to facilitate loading, editing and maintenance of reference data required to operate the Products ("Initial Reference Data"). Following delivery of the Initial Reference Data, SYNERTECH will be solely responsible for procuring, updating and maintaining of all reference data required to operate the Products.

         3.5      Source Code and PMPM Fees.

                  3.5.1 Escrow of Source Code. QCSI shall, at its expense, maintain a copy of the most recent source code for each Product with Ft. Knox Escrow Services Inc. or a trustee mutually acceptable to QCSI and SYNERTECH ("Escrow Agent"). QCSI shall, upon SYNERTECH's request, provide SYNERTECH with a copy of the escrow agreement. SYNERTECH shall have the right, at its option to receive a copy of such source code from the Escrow Agent under the following conditions:

                           3.5.1.1 QCSI Insolvency. QCSI ceases to do business (in whole or in part), becomes or is declared insolvent or bankrupt, or becomes the subject of any proceedings relating to its insolvency or liquidation (which, if involuntary, are not dismissed within 120 days). SYNERTECH shall provide at least ten
                                    (10) days prior written notice to QCSI and Escrow Agent prior to receiving a copy of such source code;

                           3.5.1.2 Competitiveness of Product. QCSI fails to conclude at least two sales of the Product to new customers during any twelve (12) month period, SYNERTECH shall provide at least ten (10) days prior written notice to QCSI and Escrow Agent prior to receiving a copy of such source code; or

                           3.5.1.3 Breach or Discontinuance of Support. QCSI either (a) fails to correct a Code 1, Code 2 or Code 3 Anomaly, as such terms are defined in Exhibit E, caused by or relating to the Product within the corresponding time period set forth in Exhibit E, or (b) ceases to provide Support for any Product. SYNERTECH shall provide at least three (3) days prior written notice to QCSI and Escrow Agent prior to receiving a copy of such source code.

                  3.5.2 Adjustment of Fees. In the event SYNERTECH exercises the option to obtain a copy of the source code for the Products upon the occurrence of any of the events set forth in Subsection 3.5.1, then, from and after the date upon which SYNERTECH exercises such option, there shall be a reduction of all PMPM Fees by 18% and SYNERTECH shall have no further obligation to pay a Minimum Monthly Payment.

         3.6 Marketing. QCSI shall not reference SYNERTECH in advertising and promotional materials concerning the sale and promotion of the Products without the prior written permission in each such instance. SYNERTECH shall not reference QCSI in advertising and promotional materials concerning the sale and promotion of the Products without the prior written permission in each such instance. Notwithstanding the foregoing, QCSI may include SYNERTECH in its customer or business partner lists and SYNERTECH may include QCSI's name and the Product names in its system or business partner lists. QCSI shall also obtain SYNERTECH's prior written permission before use of any logo of SYNERTECH. SYNERTECH agrees to act as a reference site for QCSI, meaning SYNERTECH shall:

                  3.6-1 Host an annual minimum of four (4) prospective clients of QCSI, upon the reasonable request of QCSI, and demonstrate to such prospective clients of QCSI the features and functions of the Products;

                  3.6-2 Reply to an annual maximum of twenty-four (24) reference telephone calls to prospective clients of QCSI;

                  3.6-3 Provide, in each case as described in Subsections 3.6-1 and 3.6-2, a positive reference of and for QCSI, unless there are compelling reasons which prevent a positive reference which have been discussed in advance with QCSI and QCSI has been provided adequate time to resolve;

                  3.6-4 Provide QCSI with positive quotes (verbal captions) for marketing and sales material, press releases, unless there are compelling reasons which prevent a positive quote which have been discussed in advance with QCSI and QCSI has been provided adequate time to resolve; and

                  3.6-5 Work with QCSI to issue a joint press release as soon as practicable following the execution of this Agreement.

         3.7 Beta-Site Partner. QCSI shall consider SYNERTECH a beta site partner of QCSI, meaning QCSI shall:

                  3.7-1 Use best efforts to apprise SYNERTECH of planned Product enhancements and new product offerings in advance of any public announcement or communication thereof,


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                  3.7-2    Offer to SYNERTECH the option, in each case, to test
                           enhancements and new products and to use such enhancements and new products on a beta-site basis,

                  3.7-3 Allow SYNERTECH to provide input in advance of, and feedback after reviewing, new enhancements and product offerings; and

                  3.7-4 Allow a SYNERTECH designee to be a member of QCSI's President's Advisory Board and invite a reasonable number of SYNERTECH designees to attend all scheduled Joint Application Development (JAD) sessions and all annual client conferences.

         3.8      Training.

                  3.8-1 Product Training. QCSI will provide detailed training courses in both the technical and functional aspects of the Products to approximately thirty (30) employees or contractors of SYNERTECH or its Affiliates ("SYNERTECH Staff"). Courses will be performed at SYNERTECH's Harrisburg, Pennsylvania facility, unless otherwise agreed to by the parties, provided such facility satisfies QCSI's technical and communication requirements. Upon payment of the sum of Thirty-Two Thousand ($32,000) Dollars, SYNERTECH shall be entitled to receive 640 instructor hours, the dates, content, extent, and timing of which will be agreed to by QCSI and SYNERTECH. SYNERTECH shall reimburse QCSI for all reasonable travel and living expenses incurred by QCSI personnel in providing such training, all such reimbursements to be made in accordance with a mutually agreeable travel policy. Subsequent training will be available at QCSI's then prevailing price, subject to the provisions of
                           Section 3.13.

                  3.8-2 Implementation Training. For a period of at least five (5) months, commencing within ninety (90) days following the Effective Date, QCSI shall provide planning, configuration and implementation training with respect to the Products to approximately ten
                           (10) SYNERTECH Staff. Such training shall be provided at no additional cost to SYNERTECH, other than the travel and living expenses incurred by SYNERTECH Staff, and shall occur at either QCSI's facilities or at the facilities of QCSI's customers. If such training occurs at a QCSI customer facility and QCSI is able to bill and receive reimbursement from such customer for the time and travel and living expenses of any SYNERTECH Staff, QCSI shall reimburse SYNERTECH for the time spent by SYNERTECH Staff at the hourly rate of $45.00, and for all travel and living expenses incurred by SYNERTECH Staff.

         3.9 Initial Installation of Software and Test Data. QCSI and SYNERTECH shall jointly perform the initial installation of the Software and QCSI's test data onto SYNERTECH's computer equipment. Each party shall be responsible for its own costs and out-of pocket expenses related to this installation.

         3.10 Sub-Licensing. Subject to the terms and conditions of this Agreement, SYNERTECH shall have the exclusive right to grant Sub-Licenses and provide related services to (a) Existing Customers, and (b) each Service Bureau Customer who has been a Service Bureau Customer for a period of not less than twenty-four (24) months and who subsequently wishes to become a Turnkey Customer. Neither QCSI nor any of its Affiliates, agents or distributors shall, directly or indirectly, market, sell or license any of the Products or related Support or services to any of the entities described in clauses (a) and
                  (b) hereof. The form of Sub-License agreement to be used by SYNERTECH shall be mutually agreed upon by QCSI and SYNERTECH. The prices at which SYNERTECH sublicenses the Products shall be solely determined by SYNERTECH.

         3.11 Transition. Upon execution of this Agreement, QCSI and SYNERTECH shall jointly develop a written strategy for moving SYNERTECH's Existing Customers to the Products. The strategy shall include, but not be limited to, sales, communication, technical, staffing, timing and functionality issues. Each party shall be responsible for its costs and out-of-pocket expenses incurred in the development of this strategy.

         3.12     Referrals.

                  3.12-1 QCSI Referrals to SYNERTECH. If QCSI becomes aware that a prospective client is interested in acquiring services from SYNERTECH, QCSI agrees to (i) refer such prospective client to SYNERTECH, and (ii) notify SYNERTECH of such prospective client ("QCSI Referral").

                  3.12-2 SYNERTECH Referrals to QCSI. If a prospective client is interested in acquiring products from QCSI, SYNERTECH agrees to (i) refer such prospective client to QCSI, and (ii) notify QCSI of such prospective client ("SYNERTECH Referral").

                  3.12-3 Reference Sale Fee - SYNERTECH Referral. In the event a Synertech Referral results in a Reference Sale, QCSI shall pay to SYNERTECH a Reference Sale Fee. A Reference Sale must (a) be with an entity with whom there is no Prior Relationship, (b) require that there be written notification to QCSI by SYNERTECH of the referral, and c) require that the agreement with such entity be executed within eighteen (18) months of such notification. QCSI shall notify SYNERTECH of the Reference Sale within fifteen (15) days of its execution. The Reference Sale Fee, in the event of a SYNERTECH Referral shall be equal to ten percent (10%) of all PMPM Fees received by QCSI during the first twelve (12) month period that QCSI receives PMPM Fees from such entity under the

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                           agreement between QCSI and such entity. The Reference
                           Sale Fee shall be paid to SYNERTECH on a monthly basis within 10 days following the end of the calendar month in which the PMPM Fees in question were received.

                  3.12-4 Reference Sale Fee - QCSI Referral. In the event a QCSI Referral results in a Reference Sale, SYNERTECH shall pay to QCSI a Reference Sale Fee. A Reference Sale must (a) be with an entity with whom there is no Prior Relationship, (b) require that there be written notification to SYNERTECH by QCSI of the referral, and (c) require that the agreement with such entity be executed within eighteen (18) months of such notification. SYNERTECH shall notify QCSI of the Reference Sale within fifteen (15) days of its execution. The Reference Sale Fee, in the event of a QCSI Referral, shall be equal to five percent (5%) of all PMPM Fees received by SYNERTECH during the first twelve (12) month period that SYNERTECH receives PMPM Fees from such entity under the agreement between SYNERTECH and such entity. The Reference Sale Fee shall be paid to QCSI on a monthly basis within 10 days following the end of the calendar month in which the PMPM Fees in question were received.

         3.13 Favored Nations Pricing. Throughout the term of this Agreement, QCSI agrees to offer to SYNERTECH its most competitive (lowest) fees, rates and other charges as QCSI charges any organization contracted with QCSI which provides service bureau or outsourcing services, if those fees, rates and other charges are lower than the fees, rates and charges provided herein.

IV.      TERM AND TERMINATION

         4.1 Term and Termination Without Cause. This Agreement shall commence upon the Effective Date and shall continue unless terminated (a) for cause by either party pursuant to Section 4.2, or (b) without cause by SYNERTECH upon one hundred twenty
                  (120) days prior notice. In the event SYNERTECH terminates this Agreement without cause within the five (5) year period following the Effective Date, SYNERTECH shall be liable to QCSI for an amount equal to the Termination Payment as of the effective date of termination of this Agreement. The Termination Payment shall be made in monthly installments, subject to adjustment as provided in Subsection 4.4-3.

         4.2 Termination For Cause. Either party may terminate this Agreement at any time upon notice to the other if: (i) the other party breaches any of its obligations under this Agreement and fails to remedy such breach within thirty (30) days following written notice from the other party, (ii) the other party ceases to do business (in whole or in part), becomes or is declared insolvent or bankrupt, or is the subject of any proceedings relating to its insolvency or liquidation (which, if involuntary, are not dismissed within 120 days).

         4.3 Breach by QCSI. In the event of a breach by QCSI which is not cured within the applicable grace period, SYNERTECH may elect not to terminate the Agreement in which case this Agreement shall continue and all terms and conditions hereof shall continue to apply, except that there shall be no further License and Support Fees payable by SYNERTECH on and after the expiration of the applicable grace period.

         4.4      Obligations Upon Termination.

                  4.4-1 Cease Use. SYNERTECH will immediately cease all display, advertising and use of all trademarks, trade names and logos belonging or licensed to QCSI and will not thereafter use, advertise or display any name, mark or logo which is similar to any such trademark, trade name or logo. Upon such termination, SYNERTECH shall immediately cease to use any marketing or other materials that identify it as a representative of the Products.

                  4.4-2 Return Materials. SYNERTECH shall, at its expense, promptly return to QCSI all copies of the Products and any marketing or other materials relating to the Products, whether in original or altered form or copied in whole or in part and shall deliver to QCSI within ten (10) days following the termination of this Agreement a certificate signed by an officer of SYNERTECH certifying the return of all such materials.

                  4.4-3 Assignment of Customer Agreements. SYNERTECH shall offer to assign to QCSI or its nominee any and all Customer agreements and any other agreement between SYNERTECH and a Customer with respect to the Products and, to the extent that QCSI accepts such assignment, SYNERTECH shall receive a credit against the Termination Payment, if any, for all PMPM Fees received by QCSI with respect to each accepted Customer Contract; provided, however, that in no event shall the amount of such credit exceed the amount of the Termination Payment.

V.       WARRANTIES AND INDEMNIFICATION

         5.1 Initial Warranty. QCSI warrants that each Product will operate substantially in accordance with the Documentation for a period of ninety (90) days from the date of upon which SYNERTECH commences processing services for a Customer using such Product (the "Warranty Period"). In the event QCSI is unable to repair or replace the defective Product, SYNERTECH shall be entitled to a refund of all amounts paid for such Product. Such remedy shall be available only if QCSI is notified in writing within the Warranty Period and is afforded a reasonable opportunity to cure such breach.

         5.2 Services Warranty. QCSI warrants that the training and other services performed by QCSI hereunder (excluding Support) will be performed in a good and workmanlike manner, consistent with industry standards. SYNERTECH's sole and exclusive remedy for a breach of the foregoing warranty shall be limited to having the services re-performed at no additional cost to SYNERTECH.

         5.3 Support Warranty. QCSI warrants that it shall remedy any Product Anomaly reported during the term of this Agreement within the time frames set forth in Exhibit E. This warranty is contingent upon SYNERTECH's computing environment being consistent with QCSI's recommended hardware and software specifications and in good working order. It is further contingent upon the Products being properly used and not modified and/or serviced by an entity other than QCSI. QCSI does not warrant that the Products will meet SYNERTECH's requirements or will operate in the combinations which may be selected for use by SYNERTECH, or that the operation of the Products will be uninterrupted or error free. This warranty does not extend to Products modified by SYNERTECH, for Anomalies due to SYNERTECH's misuse of third-party products, or to use of a version of the Product which is more than one version past QCSI's latest released version.

         5.4 Year 2000 Warranty. QCSI warrants that the Software is Year 2000 Compliant. As used in this Section 5.4, Year 2000 Compliant means that the Software (i) manages and manipulates data involving dates, including single-century and multi-century formulas, without generating incorrect values involving such dates; (ii) provides that all date-related user interface functionalities and data fields include indication of the century and (iii) provides that all date-related data interface functionalities include an indication of the century. This warranty is contingent upon all hardware, third-party software, and operating system used with the Software accurately reflecting the change and not affecting the Software.

         5.5 Title. QCSI warrants that it owns the Software and has the legal right to grant the Licenses, provide Support, and perform the services set forth in this Agreement.

         5.6 NO OTHER WARRANTIES. THE FOREGOING IS IN LIEU OF ALL OTHER WARRANTIES EXPRESSED OR IMPLIED. QCSI HEREBY DISCLAIMS ALL WARRANTIES NOT EXPRESSLY SET FORTH IN THIS AGREEMENT INCLUDING BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. SYNERTECH HEREBY DISCLAIMS ANY RELIANCE ON ANY WARRANTY OR REPRESENTATION NOT EXPRESSLY SET FORTH IN THIS AGREEMENT.

         5.7 NO LIABILITY FOR CONSEQUENTIAL DAMAGES. EXCEPT FOR A BREACH OF THE CONFIDENTIALITY PROVISIONS OF THIS AGREEMENT, IN NO EVENT WILL EITHER PARTY BE LIABLE FOR ANY LOST PROFITS, LOST SAVINGS, LOSS OF DATA, LOSS OF USE OF SOFTWARE, COSTS OF RECREATING LOST DATA, OR ANY OTHER INDIRECT, SPECIAL OR OTHER CONSEQUENTIAL DAMAGES, EVEN IF SUCH PARTY HAD BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

         5.8 LIMITATIONS ON LIABILITY AND REMEDIES. EXCEPT FOR A BREACH OF THE CONFIDENTIALITY PROVISIONS OF THIS AGREEMENT AND EXCEPT WITH RESPECT TO QCSI'S OBLIGATIONS UNDER SECTION 5.9, NEITHER PARTY SHALL BE LIABLE FOR DAMAGES FROM ANY CAUSE WHATSOEVER, REGARDLESS OF THE FORM OF ACTION, INCLUDING CONTRACT, TORT, COMPUTER MALPRACTICE, PRODUCTS LIABILITY, STRICT LIABILITY, OR OTHERWISE SHALL BE LIMITED TO AN AMOUNT EQUAL TO THE TOTAL OF ALL FEES PAID TO QCSI IN THE EIGHTEEN (18) MONTH PERIOD PRECEEDING THE PARTY'S WRITTEN NOTIFICATION TO THE OTHER PARTY OF ANY WRONGFUL ACTION.

         5.9 Indemnification. QCSI shall indemnify and hold SYNERTECH and its Customers harmless, at QCSI's expense, against any claim that the Product infringes on a valid patent, copyright, trade secret or other intellectual property right of a third party in the United States. QCSI will also pay all costs, damages, and attorney's fees that a court finally awards as a result of such claim. QCSI's duties under this Section 5.9 are conditioned upon the following:

                  5.9-1 SYNERTECH shall give QCSI prompt written notice of any actual or threatened claim.

                  5.9-2 QCSI shall have control of the defense of any claim and of all negotiations for the settlement or compromise of such claim.

                  5.9-3 SYNERTECH shall cooperate with QCSI in the defense or settlement of any claim at QCSI's expense.

                  5.9-4 The claim does not arise out of SYNERTECH's or a Customer's modification of the Product or the use of the Product in combination with anything not approved by QCSI.

                  If a patent, trade secret or copyright infringement occurs, or in QCSI's judgment is likely to occur, QCSI, shall, at its option and expense, either procure the right for SYNERTECH to continue using the Products, or replace or modify such Products to be functionally equivalent so that they become non-infringing. If neither of the foregoing alternatives is reasonably available in QCSI's judgment, SYNERTECH shall return all copies of

                  Product in question to QCSI upon QCSI's written request. QCSI shall refund a pro-rata portion of all fees paid to QCSI for the affected Product(s) based on a five-year useful life.

VI.      GENERAL PROVISIONS

         6.1 Applicable Law and Arbitration. This Agreement shall be construed and interpreted in accordance with the laws of the State of California. In the event that the parties are unable to resolve within a reasonable time any controversy, dispute or claim arising out of or in connection with this Agreement, or its interpretation, performance or termination, binding arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA"). In the event of arbitration or litigation, the prevailing party shall be entitled to recover costs and expenses including reasonable attorney's fees. If SYNERTECH is the filing party, any dispute shall be venued in the County of Santa Clara and any action filed shall be in the Superior Court of the State of California, in and for the County of Santa Clara. If QCSI is the filing party, any dispute shall be venued in the County of Los Angeles and any action filed shall be in the Superior Court of the State of California, in and for the County of Los Angeles. Any action or arbitration brought in any other venue shall be subject to mandatory dismissal and the filing party to pay all costs and expenses incurred in connection with any such wrongful filing.

         6.2 Assignment. Neither party may assign or transfer this Agreement, in whole or in part, except as expressly permitted herein without the prior written approval of the other party, which shall not be unreasonably withheld. Notwithstanding the foregoing, either party may assign or transfer this Agreement to an Affiliate.

         6.3 Export Act. SYNERTECH shall not export any part of the Products to any country in contravention of any law of the United States, including the Export Administration Act of 1979 and regulations relating thereto.

         6.4 Modification of the Agreement/Entire Agreement. This Agreement supersedes all oral or written agreements, if any, between the parties and constitutes the entire agreement between the parties with respect to the matters contained herein. Any modification, amendment, cancellation, or waiver of rights under this Agreement shall be effective only if in writing signed by a duly authorized representative of the party against whom enforcement of the same is sought. No waiver of any breach of this Agreement shall be construed as a waiver of any subsequent breach. No delay in acting with regard to any breach shall be construed as a waiver of the breach. No waiver shall be effective unless in writing.

         6.5 Reservation of Rights. All rights of QCSI not expressly granted to SYNERTECH in writing are reserved.

         6.6 Severability. In the event that any provision of this Agreement shall become or be unenforceable, invalid, void or voidable, the same shall be limited, construed or, if necessary, limited to the extent necessary to remove such defect and the remaining provisions shall continue to bind the parties as though the unenforceable, invalid, void or voidable part are not a part of the Agreement.

         6.7 Force Majeure. Each party shall be excused for failures and delays in performance of its respective obligations under this Agreement caused by war, riots or insurrections, laws and regulations, strikes, floods, fires, explosions, or other catastrophes beyond the control and without the fault of such party. This provision shall not, however, release such party from using its best efforts to avoid or remove such cause, and such party shall continue performance hereunder with the utmost dispatch whenever such causes are removed. Upon claiming any such excuse or delay for nonperformance, such party shall give prompt notice thereof to the other party.

         6.8 Recruitment of Personnel. During the term of this Agreement and for a period of one (1) year thereafter, neither QCSI nor SYNERTECH will hire, employ or contract with, directly or indirectly, any key employee of the other party without the prior written consent of such other party.

         6.9 Use of Marks. In connection with SYNERTECH's promotion of its services, SYNERTECH may reproduce QCSI's name, symbols, trademarks, service marks and copyrights in accordance with QCSI's policies regarding same. SYNERTECH shall use the appropriate registered or common-law trademark symbols in connection with such reproduction.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date. QUALITY CARE SOLUTIONS, INC. SYNERTECH HEALTH SYSTEM SOLUTIONS, INC.

By:      /s/ Gregory S. Anderson                By:      /s/ Steven E. Rock
Name:    Gregory S. Anderson                    Name:    Steven E. Rock
Title:   Chief Executive Officer                Title:   President & CEO
Date:    July 30, 1999                          Date:    July 30, 1999

                                    EXHIBIT A

                                FEES AND PAYMENTS



FEES


In consideration for the License and Support being provided hereunder, SYNERTECH agrees to pay QCSI according to the following fee schedule and terms and conditions herein. SYNERTECH agrees to permit QCSI electronic access to SYNERTECH's database for billing purposes, if applicable.


License and Support Fee [Confidential treatment has been requested]

--------------------------------------------------------------------------------------------------------------------
                                                        PMPM FEE
--------------------------------------------------------------------------------------------------------------------
Total Members                        QMACS Members              Combination Members            aQDEN Members
Including Carve-Out Members
(By Month)
--------------------------------------------------------------------------------------------------------------------
Tier 1   <= [****]                      [****]                         [****]                      [****]
--------------------------------------------------------------------------------------------------------------------
Tier 2   >  [****]   <=                 [****]                         [****]                      [****]
1,000,000
--------------------------------------------------------------------------------------------------------------------
Tier 3   >  [****]                      [****]                         [****]                      [****]
--------------------------------------------------------------------------------------------------------------------

On a monthly basis, SYNERTECH shall pay QCSI the applicable License and Support Fee which shall be calculated by taking the total number of Members for the month in question times the applicable PMPM Fee for each such Member. The PMPM Fee for each Carve-Out Member shall be equal to ten percent (10%) of the appropriate PMPM Fee set forth in the above table. The order in which QMACS, Combination and aQDEN Members are considered is important in calculating the monthly License and Support Fee. The order in which such Members shall be considered shall be (1) QMACS Members; (2) Combination Members; and (3) aQDEN Members. For purposes of clarification, an example of the calculation of the monthly License and Support Fee is provided in Exhibit B, "Example Calculation."

Advance Payment [Confidential Treatment has been Requested]

SYNERTECH shall pay QCSI an advance payment of the License and Support Fees in an amount equal to [****] ("Advance Payment"), which shall be payable in accordance with Exhibit C. Effective January 1, 2001, Synertech shall offset any and all monthly License and Support Fees payable to QCSI by a portion of the Advance Payment, equal to, on a monthly basis, the lesser of (i) [****] or (ii) [****] of the License and Support fees for the month, but not less than [****].

Minimum Monthly Payment [Confidential Treatment has been Requested]

Effective July 1, 2000 through June 30, 2005 in no event shall the monthly License and Support Fee paid by SYNERTECH to QCSI be less than the following:

         Month                                 Minimum License and Support Fee
         -----                                 -------------------------------
         July, 2000                                       [****]
         August, 2000                                     [****]
         September, 2000                                  [****]
         October, 2000                                    [****]
         November, 2000                                   [****]
         December, 2000 through
         June 2005                                        [****]


The PMPM fees set forth above shall be in effect through June 30, 2005. Thereafter, the fees shall be adjusted as follows:

(1) For the period July 1, 2005 through June 30, 2006, the PMPM Fees set forth in the above chart shall be adjusted by the cumulative increase in the Consumer Price Index (All Urban Consumers)("CPI"), if any, subject to a maximum increase of fifteen percent (15%).


                    **** - Confidential Treatment Requested

(2) For each subsequent twelve (12) month period, the PMPM Fees for each period shall be equal to the PMPM Fees for the preceding twelve (12) month period, as adjusted by the corresponding increase in the CPI, if any, subject to a maximum annual increase of five percent (5%).

Implementation Fees [Confidential Treatment has been Requested]

At SYNERTECH's request, QCSI agrees to support SYNERTECH in the first two Customer Software implementations performed by SYNERTECH. QCSI agrees to provide up to [****] of support for each of the two implementations, at a discounted rate of [****] per service unit. Service units are roughly equivalent to one person-hour of work.

SYNERTECH shall pay QCSI for actual service units expended on the same basis upon which its Customer pays SYNERTECH for such implementation, however QCSI shall be paid no less frequently than monthly for service hours expended during such month. For example, if SYNERTECH is paid fifty percent (50%) of estimated implementation fee in advance, SYNERTECH will pay QCSI fifty percent (50%) of QCSI's expected support fee in advance. SYNERTECH shall make such payments to QCSI within fifteen (15) days of SYNERTECH's receipt of payment from its Customer.

Any subsequent implementations or projects performed by QCSI at the request of SYNERTECH and/or SYNERTECH Customers will be charged at QCSI's prevailing rate.

QCSI Support

QCSI will provide SYNERTECH with advance estimates of all work related to support requested by SYNERTECH during subsequent implementations or other support requested by SYNERTECH.


PAYMENT GUIDELINES

MEMBER REPORTING

SYNERTECH shall report to QCSI the total number and types of Members for each calendar month by the twentieth of such month. The report shall indicate the number of Members by Customer as of the fifteenth (15th) of such month. QCSI shall, upon receipt of such report, generate an invoice for such calendar month. QCSI shall have the right to validate and audit such Member reports upon its request.

LATE PAYMENT AND INTEREST

The fees and expenses set forth in this Exhibit are to be paid within thirty
(30) days of receipt of invoice. Any payment, which is more than fifteen (15) days past due, will accrue interest at the rate of twelve percent (12.00%) per annum until paid in full. QCSI shall have the right to suspend all its obligations under this Agreement in the event that any payment is more than sixty (60) days past due. QCSI shall notify SYNERTECH in writing at least fifteen (15) days before suspending its obligations for late or non-payment.

In the event that SYNERTECH determines in its reasonable judgment that a billing error has occurred, SYNERTECH must notify QCSI in writing within thirty (30) days of receipt of such erroneous invoice. SYNERTECH agrees to pay all undisputed items on an invoice, which may have disputed items contained thereon. QCSI agrees that no interest shall accrue for contested invoice items until forty five (45) days following QCSI's response to SYNERTECH's notice of billing error. The parties agree to negotiate and resolve in good faith any disputed invoice items.

TRAVEL AND EXPENSE GUIDELINES

SYNERTECH will be responsible for QCSI's reasonable out-of-pocket and travel expenses, incurred by QCSI as a result of its support of such implementations and or other support provided by QCSI upon the request of SYNERTECH. SYNERTECH agrees to reimburse or pay QCSI for reasonable travel, lodging, and meals, which are incurred by QCSI at SYNERTECH or SYNERTECH's Customer's office. SYNERTECH agrees to pay travel time, if requested by SYNERTECH that QCSI personnel travel during normal business hours (Monday through Friday, 8:00am to 5:00pm, prevailing Arizona time). SYNERTECH shall pay for such travel time at a reduced rate of fifty (50%) percent of the hourly cost , subject to a maximum for four
(4) hours of travel time per day.

QCSI has the following guidelines regarding travel: QCSI books coach class seats for air travel, using the best available pricing by carrier for reasonable time departures and arrivals. QCSI books mid-range hotels within reasonable distance to client site. QCSI books mid-size or full size cars as appropriate based on the number of persons participating in a site visit. QCSI associates are prudent and reasonable on meal expenditures. QCSI only charges clients at half time rates for travel time. QCSI will agree to conform to IRS regulations.



                    **** - Confidential Treatment Requested

                                    EXHIBIT B

                               EXAMPLE CALCULATION



                                                                                            NUMBER OF
QMACS MEMBERS                                                                            ACTIVE MEMBERS
-------------                                                                            --------------
   1. Turnkey                                                                                 [****]
   2. Service Bureau                                                                          [****]
   3. Carve-Out
          - Total                                              [****]
          - 10% of Above                                       [****]                         [****]
                                                                                              ------
TOTAL QMACS Members                                                                           [****]

COMBINATION MEMBERS
    1. Turnkey                                                 [****]
    2. Service Bureau                                          [****]
                                                               -------
TOTAL Combination Members                                                                     [****]

AQDEN MEMBERS
    1. Turnkey                                                  [****]
    2. Service Bureau                                           [****]
                                                               -------
TOTAL aQDEN Members                                                                           [****]
                                                                                             -------

GRAND TOTAL ACTIVE MEMBERS                                                                    [****]
(Including Carve-Out Members)


                     Calculation of License and Support Fee

                                                                                           LICENSE AND
                                                                                           SUPPORT FEE
                                                                                           -----------
   QMACS MEMBERS
          Tier 1, 360,000 @ $0.12                                                            [****]

    COMBINATION MEMBERS
          Tier 1, [****]                                                [****]
          Tier 2, [****]                                                [****]
                                                                       -------
                                                                                             [****]

    aQDEN MEMBERS
          Tier 2, [****]                                                [****]
          Tier 3, [****]                                                [****]
                                                                       -------
                                                                                             [****]
                                                                                              -----

TOTAL LICENSE AND SUPPORT FEE                                                                [****]
                                                                                      =======================
(before Advance Payment Reduction)



                    **** - Confidential Treatment Requested

                                    EXHIBIT C

            GENERAL FUNCTIONALITY REQUIREMENTS FOR SYNERTECH BUSINESS

I. QCSI shall provide SYNERTECH with the following functionality, and QCSI and SYNERTECH shall mutually agree upon the methodology to achieve this functionality. QCSI and SYNERTECH shall mutually develop detailed specifications.

         A. ACCOUNTS RECEIVABLE/PREMIUM BILLING - Process accounts receivable payments/adjustments and carry balances forward. Produce operational reporting and letter generation associated with this function. Integrate this function with premium billing.

         - Invoices must automatically account for premium billing cash receipts and account/group retroactive member, contract and rate and manual receipts or invoice adjustments made since the previous billing period. The invoice must detail all transactions by date (i.e. payments by receipt date, previous account balance, unallocated cash that is in the account, current month bill, total due, etc.).

         - Manual invoice adjustments are required and must be controlled through flexible user security privileges. These adjustments must be systematically updated in the general ledger.

         - Invoices must capture the general ledger account number for the billing period.

         - System controlled cutoff for membership processing is necessary to ensure consistency and accuracy of premium billing calculations and financial accounting.

         -        Process receivable allocations to invoice line-level detail.

         - Integrated cash receipts functionality requires the ability to record the receipt (detailed batch processing for lock boxes), post the receipt to the general ledger (manually and automatically), reverse a receipt (returned check) and allocate receipts to the appropriate account/group/invoice (following varied allocation rules). Application of cash receipts must be reversable. Cash receipts processing must include reconciliation and editing capabilities.

         - Inbound electronic fund transfers (EFT) capability is required.

         - Automated dunning process is required to generate initial and follow-up letters according to time and aging parameters. This process must also support recording of responses throughout the process.

         - Aging and audit trail reports are required for verification of receipts processing and cash allocation.

         - Integrated delinquent account processing must include the ability to inquire and identify account status (i.e. paid-in-full, delinquent) and systematically suspend/deny claims/capitation processing and payments based on user defined rules.

         - Credit balances must be able to be generated from Billing and then credit used to satisfy account balance from previous invoices during allocation.

         B. CLAIMS - Improve adjustment reporting and tracking capability (associate adjustment to the original claim). Automate multiple surgery logic for both professional and facility claims. Integrate DRG logic.

         - Add display and sort capabilities for identifier that links adjustments to original claims for inquiry and reporting purposes.

         - Capture savings associated as a result of automated multiple surgery logic.

         - Integrated DRG logic must capture originally submitted DRG and systematically determine a DRG based on grouper logic. Use systematically determined DRG for adjudication purposes and include the ability to override the system default.

         C. BROKER APPLICATION - Manage broker and agency relationships. Provide flexible methods for calculating commissions and automate check disbursement. Produce reports, extracts and statements associated with this function.

         - Must be able to define relationships between groups, contracts, agencies, brokers and sales representatives.

         - Track and Pay commissions owed to agencies, brokers, and sales representatives based on user defined calculation methodologies. Rate methodologies must be able to use premium receipts, premium bills, member counts, individual members enrolled or any combination of these factors to calculate commission payments and produce checks. These rates must also be variable based on minimum and/or maximum amounts. The rates must accommodate a percentage or flat dollar amount. Process must allow for manual adjustments to the broker payment.

         - User defined rules are necessary for setting dis-enrollment parameters and minimum payment parameters which effect commission calculations and payments.

         - Broker payments must be available for accounts payable, check generation and 1099 processing. Appropriate roll-up capabilities are required for check generation at the agency level.

         D. CAPITATION - Enhance existing functionality by adding a percentage of premium capitation process. Automate the capitation reconciliation process for Medicare. Add logic for incentive/penalty payments based on quality factors.

         - Percent of premium calculation for shared risk arrangements and provider reimbursement must:

                  A. Distribute premium at a member level using user defined formulas

                  B.       Establish budget pools/targets for medical expenses

                  C. Calculate and report all medical and program expenses against the allocated premium revenue by member. Provide the ability to roll the financials to a higher level than provider.

                  D. Calculate capitation based on percentage of premium for the member

                  E. Associate providers at a higher grouping for payment, reporting and reconciliation

                  F. Record external expenses at the member level for inclusion in calculations

         - Enhance Medicare capitation reconciliation process by automating the following functions: calculate inbound capitation, record accounts receivable, record cash receipts, reconcile cash receipts from HCFA and other payers to the accounts receivable, and report discrepancies.

         - Provider quality programs require ability to adjust capitation payments by quality indicators. These indicator values are used to determine calculation of bonuses or penalties based on percentage of calculated capitation or flat rates.

         E. COORDINATION OF BENEFITS (COB) - Enhance existing functionality by adding the capability to exclude capitated services from COB processing.

         - Identify type of COB (i.e. Workers Compensation, Auto Insurance, Other Carriers) and require associated payment information.

         - Provide capability to vary COB methodology (i.e. come out whole, non-duplication, etc.) at the employer group level.

         - Provide the flexibility to include or exclude capitated services at the line level from COB calculation. This flexibility must be set at the program level and overridden at the employer group level.

         - Apply COB savings from a savings bank (captured at the member level) to reduce member liability.

         F. GENERAL LEDGER - Support flexible chart of accounts that is integrated with Accounts Payable/Accounts Receivable.

         - Provide a user-defined, parameter driven chart of accounts for all financial transactions (i.e. Accounts Payable/Accounts Receivable for claims, capitation, brokers, premium billing, etc.).

         -        Create file for interface to third party financial packages.

         G. PROVIDER CREDENTIALING - Interface where feasable with national data banks (National Practitioner Data Bank, the Board Action Data Bank of the Federation of State Medical Boards, and the Physician Masterfile of the American Medical Association) for physician education, training, licensure and insurance/malpractice information.

         H. BENCHMARK - QCSI and Synertech mutually agree to perform a benchmark of the QMACS Software to prove scalability required for a large commercial payor, defined as greater than 500,00 members.

II. With the exception of Subsection I.H, "Benchmark" above, QCSI and SYNERTECH agree to the following time frames related to the Enhancements set forth in Section I of this Exhibit C.

         A. Within thirty (30) days of the Effective Date, Synertech and QCSI shall jointly develop and agree on the detail specifications for each Enhancement. Such mutually agreed upon specifications shall supersede the specifications set forth in
                  Section I of this Exhibit C.

         B. Within ninety (90) days of agreement upon the specifications, unless otherwise agreed to by the parties. QCSI shall program the Enhancements, install such Enhancement in a test version of the Software, and deliver such Software to Synertech.

         C. Within forty-five (45) days of QCSI's delivery of the Enhancements to SYNERTECH, SYNERTECH shall test the Enhancements, and forward to QCSI, in writing, any inconsistencies or errors between the Software and the specifications.

         D. Within thirty (30) days of receipt of SYNERTECH's final notice of inconsistencies or errors in the Software, QCSI shall have corrected all such inconsistencies and/or errors and notify Synertech, in writing, of such corrections.

         E. Within ten (10) days of receipt of QCSI's notification of the correction of all inconsistencies and/or errors, Synertech shall verify such corrections. Once all inconsistencies and errors have been corrected by QCSI, Synertech shall notify QCSI of its acceptance of the Enhancements. Failure of SYNERTECH to notify QCSI of the existence of any inconsistencies and/or errors within such ten (10) day period shall constitute acceptance.

III. Synertech shall remit the Advance Payment to QCSI in the following manner: [Confidential treatment has been requested]

         A.       [****] upon execution of this Agreement.

         B. [****] upon delivery of the Enhancements to Synertech, as set forth in Section II.B, above.

         C. [****] upon acceptance of the Enhancements, as set forth in Section II.E, above.

IV. In the event, QCSI fails to meet its obligations as set forth in this Exhibit C, or in the event QCSI and Synertech are unable to reach agreement on the specifications for such Enhancements as set forth in
         Section II.A above, Synertech shall have the right, upon written notification to QCSI, to immediately terminate this agreement. In the event Synertech elects to terminate the Agreement in accordance with the provisions of this Section IV, QCSI shall refund to Synertech any amounts paid to QCSI as an Advance Payment within thirty (30) days of receipt of such notice of termination from Synertech.


                    **** - Confidential Treatment Requested

                                    EXHIBIT E

                                     SUPPORT


I.       SUPPORT PROVIDED BY QCSI

QCSI shall provide the following Support services to SYNERTECH

   A. Corrections to all Anomalies reported to QCSI by SYNERTECH, in accordance with the target resolution and escalation times indicated in
        Section II of this Exhibit E.

   B. Any and all enhancements, updates, and releases to the Products, to be provided to SYNERTECH upon general release to QCSI's other clients.

   C. Upgrades to the Products necessary to comply with current and future federal regulations. SYNERTECH and QCSI shall use best efforts to identify changes in federal regulations and notify the other party of such changes, and QCSI shall (a) use best efforts to provide to SYNERTECH upgrades to the Products to comply with such federal regulations, or (b) provide a suitable workaround until the upgrade to the Products is provided.

   D. Telephone support for SYNERTECH to report to and communicate with QCSI relative to Anomalies and the resolution thereof. Such QCSI telephone support to be available seven (7) days per week, twenty four (24) hours per day. SYNERTECH agrees to be the first line of support for its Customers, meaning SYNERTECH shall direct its Customers to call SYNERTECH with all potential Anomalies, SYNERTECH shall investigate such potential Anomalies and attempt to resolve the cause for such call, and SYNERTECH will report such Anomalies to QCSI if, and only if, an Anomaly is determined to be caused by the Product(s) or SYNERTECH is unable to resolve the cause for such call.

   E. Five (5) hours of telephone support each month for non-Anomaly issues reported by SYNERTECH.


II. TARGET RESOLUTION AND ESCALATION TIMES



    Priority                Condition             Target Resolution     * TS Level Escalation   ** E Level Escalation
Code 1                    All Users down;               24 hours               Immediate               1 hour
                          server not
                          operational

Code 2                    1.   Can't run                48 hours               Immediate               4 hours
                               payment or
                               print checks
                          2.   Can't process
                               EDI eligibility

Code 3                    All users unable to            3 days                 8 hours               48 hours
                          use a single module
                          due to run time
                          error (RTE), crash,
                          hang, etc.

Code 4                    Any malfunction not            5 days                 2 days                 3 days
                          listed above

Code 5                    Request for services           5 days                   N/A                    N/A

Code 6                    Question,                      5 days                   N/A                    N/A
                          suggestion,
                          enhancement request

* TS LEVEL - Technical Services personnel become immediately involved.

** E LEVEL - A Rapid Response Team is immediately formed with members from the Response Center, Technical Services, Engineering, and the Database group. This Rapid Response Team is dedicated to your issue until it's resolved.

                                LICENSE AGREEMENT
                          QUALITY CARE SOLUTIONS, INC.
                     SYNERTECH HEALTH SYSTEM SOLUTIONS, INC.


THIS AMENDMENT ("Amendment #1"), effective August 1, 1999, is entered into by and between Quality Care Solutions, Inc. ("QCSI") and Synertech Health System Solutions, Inc. ("SYNERTECH").

         WHEREAS, QCSI and SYNERTECH entered into a license agreement dated July 30, 1999 setting forth the terms and conditions under which QCSI provides a license to certain Products to SYNERTECH, and provides other services directly or indirectly related to such Products ("License Agreement").

         WHEREAS, QCSI and SYNERTECH desire to modify and expand upon certain terms and conditions of the License Agreement.

         NOW THEREFORE, in consideration of the mutual covenants contained herein, QCSI and Synertech agree that the provisions of the License Agreement shall be amended and revised as follows:

I. All capitalized terms in this Amendment #1 shall have the meanings set forth in the License Agreement unless specifically indicated otherwise herein.

II.      Section 3.14 Sales Commissions Paid to QCSI. A new section, Section
         3.14 "Sales Commissions Paid to QCSI" is hereby added to the License Agreement.

         3.14 Sales Commissions Paid to QCSI. [Confidential treatment has been requested]

                  3.14-1 Sales Assistance. From time to time, SYNERTECH, in its sole discretion, will request in writing, or by electronic mail, sales assistance ("Sales Assistance", as defined herein) from QCSI relative to a specific Customer or prospective Customer ("Select Account"). Sales Assistance is defined as the presentation of a Product demonstration to a Select Account, (in the presence of SYNERTECH) and assistance to SYNERTECH in follow-up demonstrations, correspondence and discussion(s) with such Select Account.

                  3.14-2 Sales Commission. In the event that a Select Account, for which QCSI provided Sales Assistance, signs an agreement with SYNERTECH within twelve (12) months of the last date that Sales Assistance was provided to a Select Account for the provision of Products or services, for which QCSI provided Sales Assistance, SYNERTECH shall pay to QCSI a "Sales Commission", as defined herein. The Sales Commission shall be equal to [****] of the PMPM License and Maintenance Fees received by SYNERTECH during the first twelve (12) month period that SYNERTECH receives such PMPM fees from such Select Account for the Products or services for which Sales Assistance was provided. The PMPM License and Maintenance Fees, upon which the calculation of the Sales Commission is based, is subject to a maximum of (i) [****] PMPM for the first 100,000 Members, and (ii) [****] PMPM for Members in excess of [****], on a monthly basis. Should a prospective Customer decide to enter into an agreement with QCSI to acquire products from QCSI, no Sales Commission shall be payable by SYNERTECH, and the sale shall be considered a Reference Sale in accordance with the provisions of Section 3.12 of the License Agreement.





                    **** - Confidential Treatment Requested

                  3.14-3 Payment of Sales Commission. Sales Commissions shall be paid to QCSI on a monthly basis within ten (10) days following the end of the calendar month in which the applicable PMPM Fees are received by SYNERTECH.

                  3.14-4 Travel Expenses. SYNERTECH shall reimburse QCSI for reasonable travel expenses incurred by one QCSI sales support person to travel, at SYNERTECH's written or electronic mail request, to a Selected Account. Additional QCSI support staff may requested by SYNERTECH and/or the prospective Customer. If such a request is made, QCSI will confirm with SYNERTECH its desire to have the requested staff in attendance. Reasonable travel expenses incurred by SYNERTECH approved staff will be reimbursed by SYNERTECH. Additional QCSI personnel may be provided at QCSI's discretion and expense. All travel expenses shall be reimbursed in accordance with Exhibit A of the License Agreement, with the exception of travel time, which shall not apply to Sales Assistance.

                  3.14-5 Absence of Other Fees. Unless otherwise agreed to in writing prior to the performance of any Sales Assistance, the Sales Commission, and related travel expense as set forth in Section 3.14-4 above, are the only fees payable by SYNERTECH to QCSI for Sales Assistance.

                  3.14-6 Term of Section 3.14 Sales Commissions Paid by QCSI. The provisions of this Section 3.14 shall be effective August 1, 1999 and shall remain in effect through January 31, 2000 ("Commission Period"), except that Sales Commissions for Sales Assistance provided during the Commission Period are payable to QCSI if an agreement is executed by SYNERTECH within twelve (12) months of the date that Sales Assistance was last provided to a Select Account, as set forth in Section 3.14-2 above.

                  3.14-7 Equipment rental/additional expenses. SYNERTECH shall be responsible for ensuring that any equipment necessary to demonstrate the product will be available at the Select Account site. If equipment rental is necessary, such equipment will be obtained and paid by SYNERTECH. In some cases, additional expenses may be necessary to complete the sale. QCSI will obtain approval from SYNERTECH before incurring such expense. SYNERTECH will be responsible for reimbursement of such approved expenses or will provide the necessary material to QCSI in order to complete the requested task.

III. All other provisions of the License Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties have executed this Amendment #1 as of the effective date set forth above.

QUALITY CARE SOLUTIONS, INC.            SYNERTECH HEALTH SYSTEM SOLUTIONS, INC.

By:       /s/ Gregory S. Anderson        By:     /s/ Edward A. Loscher
         _________________________               ______________________________

Name:    Gregory S. Anderson              Name:  Edward A. Loscher
         _________________________               ______________________________

Title:   President & CEO                  Title: V.P., Contracts Administration
         _________________________               ______________________________

Date:    November 11, 1999                Date:  November 5, 1999
         _________________________               ______________________________

                                    EXHIBIT F
                                  AMENDMENT TO
                                LICENSE AGREEMENT
                          QUALITY CARE SOLUTIONS, INC.
                     SYNERTECH HEALTH SYSTEM SOLUTIONS, INC.

                                    RECITALS

Whereas, Quality Care Solutions, Inc. ("QCSI") and Synertech Health System Solutions, Inc. ("Synertech") entered into a license agreement dated July 30, 1999 setting forth the terms and conditions under which QCSI provides a license to certain Products to Synertech, and provides other services directly or indirectly related to such Products ("License Agreement").

WHEREAS, the License Agreement grants Synertech the right to Sub-License the Products to certain of its Customers; such Customers being defined in the License Agreement.

WHEREAS, such License Agreement, by its terms, requires QCSI and Synertech to mutually agree upon the form of Sublicense Agreement to be used by Synertech.

NOW THEREFORE, in consideration of the mutual covenants herein contained, QCSI and Synertech agree that the provisions of the License Agreement shall be amended and revised as follows:

I.       The License Agreement shall be amended by incorporating this Exhibit F.

II. All capitalized terms in this Exhibit F shall have the meaning set forth in the License Agreement unless specifically indicated otherwise herein.

III. The parties agree that each Sublicense Agreement between Synertech Health System Solutions, Inc. ("Sublicensor") and a customer ("Sublicensee") shall contain, at a minimum, the following terms and conditions, together with such amendments, revisions or additions as shall be negotiated by Synertech from time to time.

     1. License Grant. Sublicensee is hereby granted the non-exclusive right and license to use the software ("Sublicensed Software") set forth in Exhibit ________of this Sublicense Agreement for Sublicensee's use, in accordance with the terms hereof, under an agreement between Sublicensor and Quality Care Solutions, Inc. ("Licensor"). All rights not expressly granted by this Sublicense Agreement are reserved.

     2. Copying. Sublicensee may not duplicate, use, disclose, or publish the Sublicensed Software or the Information (as defined in Section 4), in whole or in part, except as may be reasonably necessary to enable Sublicensee to use the Sublicensed Software in accordance with the terms of this Sublicense Agreement. Sublicensee agrees to reproduce Licensor's copyright and proprietary notices on all copies or transmissions of the Sublicensed Software and the Information and shall not remove or obscure any copyright or other proprietary notices from the Sublicensed Software or the Information.

     3. Ownership. Sublicensee acknowledges that the Sublicensed Software is owned by Licensor and is subject to federal and state copyright protections. Sublicensee acknowledges and agrees that said protection extends to the Sublicensed Software and all documentation related to or created and produced by Licensor and its subsidiaries.

     4. Information. Certain information of Licensor may be made available to Sublicensee under this Sublicense Agreement, which is confidential and which is the property and trade secret of Licensor. Such information may include oral or written manuals or on-line documentation relating to the Sublicensed Software (and all techniques, algorithms, data models, stored procedures, schema's, and processes contained therein or any modification, extraction, or extrapolation thereof) and the business operations (e.g. methods, finances, customers and business plans and strategies) of Licensor and its subsidiaries (collectively, the "Information").

     5. Nondisclosure. Sublicensee shall hold in confidence the Information, using at least the same degree of care as Sublicensee exercises for its own proprietary information of a similar nature. Sublicensee shall not disclose the Sublicensed Software or the Information without Licensor's or Sublicensor's prior written approval. Sublicensee may disclose some or all of the Sublicensed Software and the Information to such of Sublicensee's employees and consultants who have been informed of Sublicensee's obligation to protect the intellectual property rights of Licensor and who have a specific, legitimate need to access such portions of the Sublicensed Software and the Information for a legitimate business purpose. Sublicensee shall not take any action to reverse engineer any Sublicensed Software or any part thereof. If Sublicensee is ordered by a court or other governmental body of competent jurisdiction to disclose the Sublicensed Software or the Information, Sublicensee shall not be liable for disclosures required by such order if Sublicensee reasonably complies with the following requirements: (a) when Sublicensee becomes aware of such an order or the possibility of such an order, Sublicensee shall immediately notify Sublicensor and Licensor by the most expedient means, (b) Sublicensee shall, at Licensor's expense, join a motion by Licensor for an order protecting the confidentiality of the Sublicensed Software or the Information, including a motion for leave to intervene by Licensor, and if an issued order calls for immediate disclosure, Sublicensee shall, at Licensor's expense, immediately request a stay of such order to permit Licensor to respond as set forth above. Sublicensee's confidentiality obligations under this Sublicense Agreement shall continue for a period of five (5) years after termination.

     6. Term and Termination. This Sublicense Agreement shall only be effective for and shall expire upon the term agreed to by Sublicensor and Sublicensee. Within fifteen (15) days of termination of this Sublicense Agreement for any reason, Sublicensee agrees to immediately return or destroy all copies of all Sublicensed Software and the Information and to provide written certification thereof to Sublicensor.

IV.     QCSI and Synertech mutually agree that the inclusion of the above six
        (6) Articles in any Sublicense Agreement shall be enough to satisfy the requirements of the License Agreement. For purposes of convenience, Synertech may substitute or shorten the language above (for example, "Sublicense Agreement" may be shortened to "Agreement"), but only in so far as the substitution does not modify the spirit and intent of the above six (6) Articles.

QUALITY CARE SOLUTIONS, INC.            SYNERTECH HEALTH SYSTEM SOLUTIONS, INC.

By:       /s/ Gregory S. Anderson        By:     /s/ Edward A. Loscher
         _________________________               ______________________________

Name:    Gregory S. Anderson              Name:  Edward A. Loscher
         _________________________               ______________________________

Title:   President & CEO                  Title: V.P., Contracts Administration
         _________________________               ______________________________

Date:   12/7/99                           Date:    12/1/1999
        _________________________                ______________________________

                                    EXHIBIT C

                                    SECTION I

            GENERAL FUNCTIONALITY REQUIREMENTS FOR SYNERTECH BUSINESS

I. QCSI shall provide SYNERTECH will the following functionality whose requirements are defined below:

         A.       Accounts Receivable

                  I.       ACUITY(TM) INTERFACE

                           Requirements:

                           Acuity(TM) Interface - QCSI shall develop the appropriate interface(s) to the Acuity
                           Financials(TM), System Manager and Accounts
                           Receivable modules. Functionality of Acuity(TM) is described below. Such interface(s) shall provide a seamless interaction between the Acuity and QMACS and aQDEN relative to the following functionality:

                           Overview:

                           QCSI to provide interfaces to Acuity(TM). Such interfaces shall support the following Acuity functionality:

                           - Invoices will automatically account for premium billing cash receipts and account/group/enrollment retroactive adjustments made since the previous billing period. The invoice must detail all transactions by date (i.e. payments by receipt date, previous account balance, unallocated cash that is in the account, current month bill, total due, etc.).

                           - Manual invoice adjustments are required and must be controlled through flexible user security privileges. These adjustments must be systematically updated in the general ledger.

                           - Invoices must capture the general ledger account number for the billing period.

                           - Process receivable allocations to invoice line-level detail.

                           - Integrated cash receipts functionality requires the ability to record the receipt (detailed batch processing for lock boxes), post the receipt to the general ledger (manually and automatically), and allocate receipts to the appropriate account/group/invoice (following varied allocation rules). Application of cash receipts must be reversible. Cash receipts processing must include reconciliation and editing capabilities.

                           - Inbound electronic fund transfers (EFT) capability to be provided by Acuity upon Synertech's request to Acuity.

                           - Automated dunning process is required to generate initial and follow-up letters according to time and aging parameters. This process must also support recording of responses throughout the process.

                           - Aging and audit trail reports are required for verification of receipts processing and cash allocation.

                           - Integrated delinquent account processing must include the ability to inquire and identify account status (i.e. paid-in-full, delinquent) and systematically suspend/deny claims/capitation processing and payments based on user defined rules.


                                       1
                                                          RFT QCSI EAL Synertech

                           - Credit balances must be able to be generated from billing and then credit used to satisfy account balance from previous invoices during allocation.

                           Development Timeline:

                           120 days

         B.       General Ledger

                  I.       CHART OF ACCOUNTS

                           Requirements:

                           Enhance existing functionality by mapping all expenses to a user-defined general ledger account number.

                           Overview:

                           Add columns to support mapping to unique general ledger accounts, which are program/line of business sensitive, for capitation, broker, claims (unique accounts for prompt payment discounts, late payment penalties, refunds, advances and withholds) and premium billing.

                           Development Timeline:

                           90 days

         C.       Broker Commissions

                  I.       BROKER COMMISSIONS

                           Requirements:

                           Provide defined methodologies for calculation and payment of broker commissions using known QMACS data fields which are or will be integrated into QMACS. QCSI may provide functionality in a stand-alone application/module, however in any case, functionality will be developed upon completion of Accounts Receivable interfaces defined above. Additional broker commission functionality beyond those described herein may be considered as an enhancement by QCSI on a time and materials basis.

                           Overview:

                           Provide mechanisms to calculate and process payments of broker commissions using the following methodologies:

                           First a determination should be made as to the agency and or broker to be paid based on their relationship to a group on a given date. An individual broker, or agent, may be independent or may belong to a group of brokers, called an agency or brokerage. If a broker is associated with an agency, the commission may be an independent broker for another group at the same time. In addition, a broker may belong to more than one agency at the same time.

                           Once it is determined who is to be paid the commission, the specific calculation for the payment for that broker or agency would be one of the following:


                                       2
                                                          RFT QCSI EAL Synertech

                           -        Step method tiered on premium billed amount

                           -        Step method tiered on premium received
                                    amount

                           -        Step method tiered on member count

                           -        Select method tiered on premium billed
                                    amount

                           - Select method tiered on premium received amount

                           -        Select method tiered on member count

                           -        Flat percentage on premium billed amount

                           -        Flat percentage on premium received amount

                           STEP METHOD

                           This method uses established percentage rates based on steps of amounts for either premium billed or premium received. For example, using premium received amount: receipts from $0.00 through $1,000 are paid a commission of 8%, premium receipts from $1,001 through $2,000 are paid a commission of 9%, premium receipts from $2, 001 through $2,500 are paid a commission of 10% and so on. The percentages are stepped through for each dollar amount. Each step is included and added together for the total commission to the broker. If the total receipts were $2,400, the calculation would be $1,000 based on 8%, $1,000 based on 9%, and $400 based on 10%, which would be equal to $210.

                           Using member counts, the calculation used the number of members in the step instead of receipts or premium to determine the percentage, but still applies the percentage to the total receipts. For example, if the step is 0-200 members is 10%, 201-500 is 12%, and 501-700 is 13%, the total members are 300, the total receipts is $1,000 then the amount paid would be 12% of the $1,000 or $120.

                           SELECT METHOD

                           The total of the premium billed or the premium received is used for the entire commission based on the percentage established for that total. For example, using the steps above, if the receipts total $2,400, the entire commission would be based on a 10% commission or would be equal to $240.

                           FLAT PERCENTAGE

                           This method applies a constant user-defined percentage to either the total premium billed, or total premium received.

                           Development Timeline:

                           90 days for functionality based on known data fields in QMACS, 120 days for remainder of functionality indicated in this Section C.

         D.       Claim Management

                  I.       COB PROCESSING FOR CAPITATED SERVICES

                           Requirements:

                           - When a provider is capitated for a service (or groups of services) some health plans do not expect the provider to receive additional reimbursement from COB for those services.

                           - In the event that a provider submits a claim that contains both capitated and FFS services along with a COB, the COB should only be applied to the FFS lines.


                                       3                 RFT QCSI EAL Synertech
                                                         ---      ---

                           Overview:

                           - A new rule will be added that will identify whether services that are capitated are to be included in COB calculations.

                           - QCS_EDIT_COBCAP - COB Calculations apply to capitated services.

                           -        This will be an enable/disable edit.

                           - If the rule is set to ENABLE, then any COB adjustments to be made to claim lines should ONLY be made to lines that are to be paid FFS. Lines flagged as capitated should not have any COB applied to them. (Claims containing capitated only services should not suspend for reason 216).

                           - For example, assume that Standard COB Rule is in effect. A three line claim is submitted with a COB of $100. Line 2 is for a capitated service. Line 1 has a contracted amount of $100.00, line 2 has a contracted amount of $50, and line three has a contract amount of $50. If the COBCAP rule is enabled, the claim will have $67 allocated to line 1 and $33 allocated to line 3. If COBCAP is disabled, $50 is allocated to line 1, $25 is allocated to line 2 and $25 is allocated to line 3.

                           Development Timeline:

                           90 days

                  II.      DRG GROUPER

                           Requirements:

                           QMACS shall interface to a component that will compute the correct DRG for an UB-92 inpatient stay claim. Such functionality shall be supplied as an "enable/disable" edit at the program/line of business level.

                           Overview:

                           - Medicare and many health plans reimburse UB-92 claims based on the HCFA Diagnosis Related Group (DRG) methodology.

                           - This methodology requires the diagnosis to be supplied in ICD-9 format, the procedures performed, the discharge status, the gender and age of the patient.

                           -        Using a set of algorithms and data
                                    definitions supplied by HCFA, a DRG is
                                    computed and used as the basis for
                                    reimbursement, unless another method of
                                    reimbursement has been negotiated with the provider for a particular service or benefit program. Since most inpatient facilities "upcode" as much as possible, the claim adjudication logic must compute the correct DRG and insure that the billing entity submitted the correct DRG.

                           - This enhancement will be implemented by wrapping a component interface around a commercially available pricing ActiveX component.


                                       4
                                                              QCSI EAL Synertech
                                                         ---       ---

                           Development Timeline:

                           90 days.

                  III.     MULTIPLE SURGERIES

                           Requirements:

                           QMACS needs to identify and process claims appropriately when multiple procedures are performed on the same date of service, whether such procedures are billed together or separately and with or without the appropriate modifier indicated by the provider of service.

                           QMACS needs to be capable of paying modifier discounts in tiers according to the contracted amount (e.g. 2nd procedure at 50%, 3rd procedure at 25% and so on) by program/line of business. Such functionality may utilize the system global days table which indicates which procedures qualify for multiple surgery.

                           Overview:

                           - A new edit will be created to indicate that multiple surgeries were detected and NOT billed appropriately.

                           - QMACS will evaluate the current claim and all historical claims for the member to find claims for the same date of service with the same provider.

                           - If multiple procedures are found and modifier 51 is not used, fire the new edit.

                           - In addition to firing the new edit, QMACS should apply the 51 modifier to all but the most expensive procedure performed on the same day.

                           - By default, modifier 51 should be added to the least expensive procedure(s). The most expensive procedure is considered primary. However, in the event that a less-expensive procedure has already been paid, the remaining procedures should be changed to reflect the 51 modifier.

                           Development Timeline:

                           90 days


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
         E.       Capitation

                  I.       PERCENT OF PREMIUM CAPITATION - ACTUARIAL ADJUSTMENT
                           TABLE

                           Requirements:
                           QMACS needs to compute base capitation as a percentage of premium or as a flat dollar amount. Base cap shall be computed as base premium times a percentage to 4 decimal places. Age/gender adjustments shall be applied to cap as desired. Percent of premium shall ignore riders and shall be computed from premium billing detail table. Base premium per member will be subscriber premium divided by total covered lives under the subscriber.

                           QCSI may consider additional functionality to adjust capitation based upon medical conditions/case mix index (including adjusting capitation payments based upon quality factors).

                           Overview:


                           - In QMACS today, all capitation is adjusted by a single table (capterm).

                           - A more flexible methodology would be a combination of adjustments applied to the basic capitation rate.

                           - Separating the actuarial adjustment for age and gender will enable a cap table adjusted by pcp zip code or benefit plan to be used across multiple contracts, and then be adjusted by age and gender.

                           - Another adjustment for quality may be applied at the actual determined. This adjustment will be based on a quality of care factor assigned to the provider in the credentialing module.

                           -        Capitation logic would flow as follows:

                                    -        Compute cap rate for member from
                                             base capitation table or premium
                                             table.

                                    -        Adjust capitation by age and gender
                                             actuarial table.

                                    -        Adjust capitation by condition
                                             table (optional).

                                    -        Apply quality adjustment factor by
                                             provider.

                           - Retroactivity calculations will consider all variables included in the calculation of capitation based on a percent of premium.

                           Development Timeline:

                           180 days

         F.       Benchmark

                  QCSI and Synertech shall mutually agree to perform a benchmark of QMACS to prove scalability for a large commercial payer, defined as greater than 500,000 members.



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
         G.       Medicare + Choice

                  Requirements:

                           QCSI shall demonstrate to SYNERTECH that it currently has or will provide the functionality required for a Medicare + Choice product, including outbound HCFA enrollment and HCFA reply processing, outbound HCFA enrollment to Litton and CompuServe, HCFA institutionalized file extract, HCFA encounter file, member recon processing, and capitation recon processing.

                  Development Timeline:

                           90 days upon receipt of final member and recon specifications to be provided by SYNERTECH.


APPROVED BY:

QCSI                                    SYNERTECH

By: /s/ Robert F. Theilmann             By: /s/ Edward A. Loscher
    -----------------------                 ---------------------
Name:   Robert F. Theilmann             Name:   Edward A. Loscher
        -------------------                     -----------------
Date:   10/4/99                         Date:   10/4/99
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